UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2022

FIRST GUARANTY BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Louisiana	001-37621	26-0513559
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

400 East Thomas Street
Hammond, Louisiana		70401
(Address of principal executive offices)		(Zip Code)

(985) 345-7685
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	FGBI	The Nasdaq Stock Market LLC
Depositary Shares (each representing a 1/40th interest in a share of 6.75% Series A Fixed-Rate Non-Cumulative perpetual preferred stock)	FGBIP	The Nasdaq Stock Market LLC

Item 1.01     Entry into a Material Definitive Agreement

On June 21, 2022, First Guaranty Bancshares, Inc. (the “Company”) entered into a Subordinated Note Purchase Agreement (the “Agreement”) with Edgar Ray Smith III, a director of the Company (the “Purchaser”). The Company issued a $15.0 million subordinated note (the “Note”) to the Purchaser in a private placement. This note replaced a previously issued $15.0 million subordinated note issued to Mr. Smith on December 21, 2015. The new Note was offered and sold in reliance on the exemptions from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. The Purchaser is an “accredited investor” within the meaning of Rule 501(a) of Regulation D.

The Note is for a ten-year term and will bear interest at a floating rate based on the Prime Rate as reported by the Wall Street Journal plus 75 basis points for the period of time until redemption or maturity. The Note is scheduled to mature on June 21, 2032. Subject to limited exceptions, the Company cannot repay the Note until after June 21, 2027. The Company will pay interest in arrears quarterly during the term of the Note. The Note will be an unsecured and subordinated obligation of the Company and will rank junior in right of payment to any senior indebtedness and obligations to general and secured creditors. The Note is expected to qualify for treatment as Tier 2 capital for regulatory capital purposes. The Agreement contains customary subordination provisions and events of default. The right of the Company to accelerate the payment of the Note is limited to bankruptcy or insolvency.

The foregoing descriptions of the Agreement and the Note do not purport to be complete and are qualified in their entirety by reference to the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and the Note, which is filed as Exhibit 4.1 to this Current Report on Form 8-K, both of which are incorporated into this report by reference.

Item 1.02 Termination of a Material Definitive Agreement

On June 21, 2022, First Guaranty Bancshares, Inc. (the “Company”) and Edgar Ray Smith III, a director of the Company, cancelled a $15.0 million subordinated note issued to Mr. Smith by the Company on December 21, 2015, which note was filed as Exhibit 4.1 to the Company’s Form 8-K dated December 21, 2015 and which is incorporated by reference into this Item 1.02. Contemporaneously, a new $15.0 million subordinated note was issued to Mr. Smith as discussed under Item 1.01, which is incorporated herein by reference. No early termination penalties were incurred by the Company.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The discussion under Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit 4.1 Subordinated Note, dated as of June 21, 2022, by and between First Guaranty Bancshares, Inc. and Edgar Ray Smith, III.

Exhibit 10.1 Subordinated Note Purchase Agreement, dated as of June 21, 2022, by and between First Guaranty Bancshares, Inc. and Edgar Ray Smith, III.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST GUARANTY BANCSHARES, INC.
(Registrant)
Date: June 23, 2022
	By:	/s/Eric J. Dosch
Eric J. Dosch
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
Exhibit 4.1	Subordinated Note, dated as of June 21, 2022, by and between First Guaranty Bancshares, Inc. and Edgar Ray Smith, III.
Exhibit 10.1	Subordinated Note Purchase Agreement, dated as of June 21, 2022, by and between First Guaranty Bancshares, Inc. and Edgar Ray Smith, III.